Exhibit 99.1

FOR IMMEDIATE RELEASE ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
John V. Moran, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES THIRD QUARTER NET INCOME OF $35.1 MILLION, OR $0.80 PER DILUTED COMMON SHARE; ANNOUNCES DIVIDEND

NORWICH, NY (October 26, 2020) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for both the three and nine months ended September 30, 2020.

Net income for the three months ended September 30, 2020 was $35.1 million, or $0.80 per diluted common share. Net income was up $10.4 million from the previous quarter primarily due to lower loan loss provision and up $2.7 million from the third quarter of 2019.

Pre-provision net revenue (“PPNR”)1 for the third quarter of 2020 was $49.6 million compared to $50.7 million in the previous quarter and $48.2 million in the third quarter of 2019. The 2% decline in PPNR from the previous quarter reflected lower net interest income and slightly higher operating expenses, partly offset by higher noninterest income.

CEO Comments

“The continued strength of NBT’s pre-provision net revenue is reflected in our third quarter 2020 results,” said NBT President and CEO John H. Watt, Jr. “Strong fee-based income, including higher income from our retirement plan administration businesses driven by an acquisition completed in April, and focused expense management were key contributors. As we continue to work closely with our customers through the impacts of the pandemic, we are encouraged that total loan deferrals dropped to 2% in October from a peak of approximately 15% in May. Adoption of digital banking services and functionality by our customers continued to accelerate in the third quarter and, with our well-established technology roadmap, we are positioned to scale up.”

Third Quarter Financial Highlights

Net Income	◾ Net income of $35.1 million ◾ Diluted earnings per share of $0.80
Net Interest Income / NIM	◾ Net interest income on a fully taxable equivalent basis was $78.3 million[1] ◾ Net interest margin (“NIM”) on a fully taxable equivalent basis was 3.17%[1]
PPNR	◾ PPNR[1] was $49.6 million compared to $50.7 million in the second quarter of 2020 and $48.2 million in the third quarter of 2019
Loans and Credit Quality
◾    Period end loans were $7.6 billion, up 8%, annualized, from December 31, 2019 and consistent with June 30, 2020
◾    Excluding Paycheck Protection Program (“PPP”) loans of $515 million at September 30, 2020, period end loans contracted $72 million or 1% from June 30, 2020
◾    Allowance for loan losses to total loans of 1.51% (1.62% excluding PPP loans and related allowance)
◾    Net charge-offs to average loans was 0.12%, annualized (0.13% excluding PPP loans)
◾    Nonperforming assets to total assets was 0.37% (0.39% excluding PPP loans)

Capital
◾    Tangible book value per share[2] grew 3% for the quarter and 8% from prior year to $20.02 at September 30, 2020
◾    Tangible equity to assets of 8.27%[1]
◾    CET1 ratio of 11.63%; Total leverage ratio of 9.48%

Loans

◾	Period end total loans were $7.6 billion at September 30 and June 30, 2020, compared to $7.1 billion at December 31, 2019.
◾	Total PPP loans as of September 30, 2020 were $515 million (net of unamortized fees), with $548 million originated at an average loan size of $184 thousand and an average annual fee of 3.2%.
◾
Excluding PPP loans, period end loans decreased $71.8 million from June 30, 2020. Commercial and industrial loans decreased $21.4 million to $1.3 billion; commercial real estate loans increased $25.3 million to $2.3 billion; and total consumer loans decreased $75.7 million to $3.5 billion, driven by run-off of indirect auto loans.

◾	Commercial line of credit utilization rate was 25% at September 30, 2020 compared to 26% at June 30, 2020 and 33% at September 30, 2019.

Deposits

◾
Average total deposits in the third quarter of 2020 were $8.8 billion, compared to $8.6 billion in the second quarter of 2020, primarily due to increases in non-interest bearing demand deposit accounts.

◾	Loan to deposit ratio was 84.4% at September 30, 2020, compared to 94.0% at December 31, 2019 and 86.5% at June 30, 2020.

Net Interest Income and Net Interest Margin

◾	Net interest income for the third quarter of 2020 was $77.9 million, down $2.5 million or 3.1% from the second quarter of 2020 and consistent with the third quarter of 2019.
◾
The net interest margin on a fully taxable equivalent (“FTE”) basis for the third quarter of 2020 was 3.17%, down 21 basis points (“bps”) from the second quarter of 2020 and down 40 bps from the third quarter of 2019. The net impact of PPP loans and excess liquidity, both of which the Company expects to be transitory, negatively impacted the NIM by 10 bps in the third quarter versus a negative 7 bps in the second quarter of 2020. Excluding the impact of PPP lending and excess liquidity from each quarter, NIM declined 18 bps from the prior quarter primarily due to the impact of asset repricing while funding costs remained stable during the quarter.

◾
Earning asset yields for the three months ended September 30, 2020 were down 23 bps from the prior quarter and down 77 bps from the same quarter in the prior year. Earning assets grew $220.9 million or 2.3% from the prior quarter and grew $1.1 billion or 12.6% from the same quarter in the prior year.

o	Excess liquidity resulted in a $97.7 million increase in the average balances of short-term interest bearing accounts.
o	The average balance of investment securities increased $160.0 million while yields declined 29 bps.
o	Loan yields decreased 15 bps to 3.95%.
◾	Total cost of deposits was 0.19% for the third quarter of 2020, down 4 bps from the prior quarter and down 37 bps from the same period in the prior year.
◾
The cost of interest-bearing liabilities for the three months ended September 30, 2020 was 0.45%, flat as compared to the prior quarter of 0.45% and down 51 bps from the third quarter of 2019 of 0.96%.

o	Cost of interest-bearing deposits decreased 4 bps from the prior quarter and decreased 51 bps from the same quarter in 2019.

Credit Quality and CECL

◾	Net charge-offs to average loans were very low due to COVID-19 pandemic relief programs.
◾	Net charge-offs to total average loans of 12 bps (13 bps excluding PPP loans) compared to 28 bps (30 bps excluding PPP loans) in the prior quarter and 35 bps in the third quarter of 2019.
◾
Nonperforming assets to total assets was 0.37% (0.39% excluding PPP loans) compared to 0.27% (0.28% excluding PPP loans) at June 30, 2020 and 0.36% at September 30, 2019. The increase in nonperforming assets was primarily due to two COVID-19 impacted commercial relationships totaling $10.9 million moving to non-accrual for the quarter.

◾
Provision expense for the three months ended September 30, 2020 was $3.3 million with an increase in allowance coverage levels due to specific reserves for the two nonperforming commercial relationships and a change in loan mix while net charge-offs of $2.3 million were down compared with the prior quarter. Provision expense decreased $15.6 million from the second quarter of 2020 and decreased $3.1 million from the third quarter of 2019.

◾
The allowance for loan losses was $114.5 million or 1.51% (1.62% excluding PPP loans and related allowance) of total loans compared to 1.49% (1.59% excluding PPP loans and related allowance) at June 30, 2020 and 1.03% September 30, 2019.

◾	As of October 19, 2020, 2.0% of loans (loans outstanding as of 9/30/2020; excluding PPP balances) are in payment deferral programs which is down from the second quarter 2020 peak of 14.9%.
◾	The reserve for unfunded loan commitments remained consistent with the prior quarter at $5.5 million at September 30, 2020.

Noninterest Income

◾
Total noninterest income, excluding securities gains (losses), was $37.6 million for the three months ended September 30, 2020, up $2.8 million from the prior quarter and up $2.0 million from the prior year quarter.

◾
Service charges on deposit accounts were higher than the prior quarter but lower than the third quarter of 2019 due to lower overdraft charges during the COVID-19 pandemic that recovered but continue to run lower than prior year levels.

◾	ATM and debit card fees were higher than both prior quarter and the third quarter of 2019 due to increased volume and higher per transaction rates.
◾
Retirement plan administration fees were higher than both prior quarter and the third quarter of 2019 due to the April 1, 2020 acquisition of Alliance Benefit Group of Illinois, Inc. (“ABG”) contributing $1.7 million in revenues during the quarter.

◾	Wealth management fees were higher than the prior quarter due to seasonality of tax revenue and market conditions.
◾
The increase in other noninterest income from the prior year third quarter was driven by higher mortgage banking income, while the decrease from the second quarter of 2020 was driven by lower loan swap fee income.

Noninterest Expense

◾	Total noninterest expense for the third quarter of 2020 was up 1.5% from the previous quarter and down 4.9% from the third quarter of 2019.
◾
Salaries and benefits increased from the prior quarter due to timing of medical expenses during the COVID-19 pandemic ($0.6 million) and increased from the third quarter of 2019 driven by the addition of ABG’s salaries and benefits.

◾	Equipment expense was higher than both the prior quarter and the third quarter of 2019 due to higher technology costs associated with several digital upgrades.
◾	FDIC expense was higher than the third quarter of 2019 due to the benefit of the FDIC insurance assessment small bank credit in the third quarter of 2019.
◾
Other expenses decreased $4.5 million from the third quarter of 2019 due to lower travel and training expenses during the pandemic, lower pension costs and $3.1 million in reorganization expenses incurred during the third quarter of 2019 primarily related to branch optimization strategies to improve future operating efficiencies.

Income Taxes

◾
Effective tax rate was 23.8% for the third quarter of 2020 compared to 21.0% in the second quarter of 2020 and 22.4% in the third quarter of 2019. The higher effective tax rate compared to the second quarter of 2020 was due to a higher level of taxable income relative to total income and included a true-up of tax expense to bring the full year estimated effective tax rate to 21.75%. The higher effective tax rate compared to the third quarter of 2019 was due to a higher level of taxable income relative to total income.

Capital

◾	Capital ratios remain strong with tangible common equity to tangible assets[1] at 8.27%. Tangible book value per share[2] grew 3% from the prior quarter and 8% from the prior year quarter to $20.02.
◾	September 30, 2020 CET1 capital ratio of 11.63%, total leverage ratio of 9.48% and total risk-based capital ratio of 15.43%.

Dividend

◾
The Board of Directors approved a fourth-quarter cash dividend of $0.27 per share at their meeting held today. The dividend will be paid on December 15, 2020 to shareholders of record as of December 1, 2020.

Conference Call and Webcast

The Company will host a conference call at 8:30 a.m. Eastern Time on Tuesday, October 27, 2020, to review third quarter 2020 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Investor Relations web page at https://stockholderinfo.nbtbancorp.com/events-calendar/upcoming-events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $10.8 billion at September 30, 2020. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has over 140 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire and Maine, and is currently entering Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a full-service 401(k) plan recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war or terrorism; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (9) changes in consumer spending, borrowings and savings habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisitions and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, Economic Growth, Regulatory Relief, Consumer Protection Act of 2018, Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), and regulatory pronouncements around CARES Act; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; (20) the adverse impact on the U.S. economy, including the markets in which we operate, of the novel coronavirus, which causes the Coronavirus disease 2019 (“COVID-19”), global pandemic; (21) the impact of a slowing U.S. economy and increased unemployment on the performance of our loan portfolio, the market value of our investment securities, the availability of sources of funding and the demand for our products; and (22) the Company’s success at managing the risks involved in the foregoing items.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company, its customers and the global economy and financial markets. The extent to which the COVID-19 pandemic impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic and its impact on the Company’s customers and demand for financial services, the actions governments, businesses and individuals take in response to the pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies, national and local economic activity, and the pace of recovery when the COVID-19 pandemic subsides, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2019 and in our Form 10-Q for the quarter ended June 30, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. You should not place undue reliance on any forward-looking statements, which speak only as of the date made, and you are advised that various factors including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected. Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, a reconciliation to the comparable GAAP measure is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the financial results of NBT’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider NBT’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of NBT.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2020			2019
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Profitability:
Diluted earnings per share	$0.80	$0.56	$0.23	$0.66	$0.73
Weighted average diluted common shares outstanding	43,941,953	43,928,344	44,130,324	44,174,201	44,138,495
Return on average assets[3]	1.29%	0.94%	0.43%	1.20%	1.34%
Return on average equity[3]	12.09%	8.76%	3.69%	10.36%	11.83%
Return on average tangible common equity1 3	16.51%	12.14%	5.24%	14.28%	16.43%
Net interest margin1 3	3.17%	3.38%	3.52%	3.52%	3.57%

	9 Months ended September 30,
	2020	2019
Profitability:
Diluted earnings per share	$1.60	$2.09
Weighted average diluted common shares outstanding	43,996,637	44,108,467
Return on average assets[3]	0.90%	1.29%
Return on average equity[3]	8.23%	11.66%
Return on average tangible common equity1 3	11.36%	16.42%
Net interest margin1 3	3.35%	3.61%

	2020			2019
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Balance sheet data:
Securities available for sale	$1,197,925	$1,108,443	$1,000,980	$975,340	$932,173
Securities held to maturity	663,088	599,164	621,359	630,074	678,435
Net loans	7,446,143	7,514,491	7,147,383	7,063,133	6,941,444
Total assets	10,850,212	10,847,184	9,953,543	9,715,925	9,661,386
Total deposits	8,958,183	8,815,891	7,864,638	7,587,820	7,743,166
Total borrowings	446,737	602,988	714,283	820,682	628,701
Total liabilities	9,684,101	9,704,532	8,841,364	8,595,528	8,562,785
Stockholders' equity	1,166,111	1,142,652	1,112,179	1,120,397	1,098,601

Capital:
Equity to assets	10.75%	10.53%	11.17%	11.53%	11.37%
Tangible equity ratio[1]	8.27%	8.04%	8.55%	8.84%	8.65%
Book value per share	$26.74	$26.20	$25.52	$25.58	$25.09
Tangible book value per share[2]	$20.02	$19.46	$18.96	$19.03	$18.52
Tier 1 leverage ratio	9.48%	9.44%	10.02%	10.33%	10.15%
Common equity tier 1 capital ratio	11.63%	11.34%	10.90%	11.29%	11.14%
Tier 1 capital ratio	12.88%	12.60%	12.14%	12.56%	12.42%
Total risk-based capital ratio	15.43%	15.15%	13.36%	13.52%	13.38%
Common stock price (end of period)	$26.82	$30.06	$32.39	$40.56	$36.59
Note: Year-to-date EPS may not equal sum of quarters due to differences in outstanding shares.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2020			2019
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Asset quality:
Nonaccrual loans	$35,896	$25,567	$29,972	$25,174	$24,623
90 days past due and still accruing	2,579	2,057	2,280	3,717	8,342
Total nonperforming loans	38,475	27,624	32,252	28,891	32,965
Other real estate owned	1,605	1,783	2,384	1,458	2,144
Total nonperforming assets	40,080	29,407	34,636	30,349	35,109
Allowance for loan losses	114,500	113,500	100,000	72,965	72,365

Asset quality ratios (total):
Allowance for loan losses to total loans	1.51%	1.49%	1.38%	1.02%	1.03%
Total nonperforming loans to total loans	0.51%	0.36%	0.45%	0.40%	0.47%
Total nonperforming assets to total assets	0.37%	0.27%	0.35%	0.31%	0.36%
Allowance for loan losses to total nonperforming loans	297.60%	410.87%	310.06%	252.55%	219.52%
Past due loans to total loans	0.26%	0.30%	0.51%	0.49%	0.57%
Net charge-offs to average loans[3]	0.12%	0.28%	0.32%	0.30%	0.35%

Asset quality ratios (excluding paycheck protection program):
Allowance for loan losses to total loans	1.62%	1.59%	1.38%	1.02%	1.03%
Total nonperforming loans to total loans	0.55%	0.39%	0.45%	0.40%	0.47%
Total nonperforming assets to total assets	0.39%	0.28%	0.35%	0.31%	0.36%
Allowance for loan losses to total nonperforming loans	297.53%	410.78%	310.06%	252.55%	219.52%
Past due loans to total loans	0.28%	0.32%	0.51%	0.49%	0.57%
Net charge-offs to average loans[3]	0.13%	0.30%	0.32%	0.30%	0.35%

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

Assets	September 30, 2020	December 31, 2019
Cash and due from banks	$167,169	$170,595
Short-term interest bearing accounts	450,291	46,248
Equity securities, at fair value	30,758	27,771
Securities available for sale, at fair value	1,197,925	975,340
Securities held to maturity (fair value $684,862 and $641,262, respectively)	663,088	630,074
Federal Reserve and Federal Home Loan Bank stock	28,484	44,620
Loans held for sale	1,823	11,731
Loans	7,560,643	7,136,098
Less allowance for loan losses	114,500	72,965
Net loans	$7,446,143	$7,063,133
Premises and equipment, net	73,055	75,631
Goodwill	280,541	274,769
Intangible assets, net	12,557	12,020
Bank owned life insurance	185,227	181,748
Other assets	313,151	202,245
Total assets	$10,850,212	$9,715,925

Liabilities and stockholders' equity
Demand (noninterest bearing)	$3,163,717	$2,414,383
Savings, NOW and money market	5,134,495	4,312,244
Time	659,971	861,193
Total deposits	$8,958,183	$7,587,820
Short-term borrowings	183,472	655,275
Long-term debt	64,126	64,211
Subordinated debt, net	97,943	-
Junior subordinated debt	101,196	101,196
Other liabilities	279,181	187,026
Total liabilities	$9,684,101	$8,595,528

Total stockholders' equity	$1,166,111	$1,120,397

Total liabilities and stockholders' equity	$10,850,212	$9,715,925

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Interest, fee and dividend income
Interest and fees on loans	$74,998	$81,082	$230,996	$241,674
Securities available for sale	5,603	5,711	16,956	17,664
Securities held to maturity	3,734	4,586	11,751	14,892
Other	659	1,002	2,138	2,728
Total interest, fee and dividend income	$84,994	$92,381	$261,841	$276,958
Interest expense
Deposits	$4,267	$10,745	$18,183	$29,805
Short-term borrowings	446	1,989	3,215	7,986
Long-term debt	398	498	1,184	1,391
Subordinated debt	1,375	-	1,503	-
Junior subordinated debt	565	1,095	2,186	3,404
Total interest expense	$7,051	$14,327	$26,271	$42,586
Net interest income	$77,943	$78,054	$235,570	$234,372
Provision for loan losses	3,261	6,324	51,741	19,408
Net interest income after provision for loan losses	$74,682	$71,730	$183,829	$214,964
Noninterest income
Service charges on deposit accounts	$3,087	$4,330	$9,613	$12,790
ATM and debit card fees	7,194	6,277	19,184	17,958
Retirement plan administration fees	9,685	7,600	26,840	23,170
Wealth management[4]	7,695	7,630	21,791	21,315
Insurance[4]	3,742	4,000	11,303	12,291
Bank owned life insurance income	1,255	1,556	4,010	4,119
Net securities gains (losses)	84	4,036	(548)	4,024
Other	4,985	4,291	15,968	12,115
Total noninterest income	$37,727	$39,720	$108,161	$107,782
Noninterest expense
Salaries and employee benefits	$40,451	$39,352	$120,918	$117,275
Occupancy	5,294	5,335	16,354	17,053
Data processing and communications	4,058	4,492	12,370	13,599
Professional fees and outside services	3,394	3,535	10,694	10,562
Equipment	5,073	4,487	14,494	13,762
Office supplies and postage	1,530	1,667	4,621	4,835
FDIC expense (credit)	645	(20)	1,949	1,946
Advertising	530	677	1,461	1,821
Amortization of intangible assets	856	874	2,573	2,735
Loan collection and other real estate owned, net	620	976	2,365	2,722
Other	3,857	8,374	14,730	18,130
Total noninterest expense	$66,308	$69,749	$202,529	$204,440
Income before income tax expense	$46,101	$41,701	$89,461	$118,306
Income tax expense	10,988	9,322	19,267	26,245
Net income	$35,113	$32,379	$70,194	$92,061
Earnings Per Share
Basic	$0.80	$0.74	$1.61	$2.10
Diluted	$0.80	$0.73	$1.60	$2.09

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2020			2019
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Interest, fee and dividend income
Interest and fees on loans	$74,998	$77,270	$78,728	$79,800	$81,082
Securities available for sale	5,603	5,600	5,753	5,639	5,711
Securities held to maturity	3,734	3,926	4,091	4,213	4,586
Other	659	650	829	924	1,002
Total interest, fee and dividend income	$84,994	$87,446	$89,401	$90,576	$92,381
Interest expense
Deposits	$4,267	$4,812	$9,104	$10,181	$10,745
Short-term borrowings	446	972	1,797	1,707	1,989
Long-term debt	398	393	393	484	498
Subordinated debt	1,375	128	-	-	-
Junior subordinated debt	565	695	926	1,021	1,095
Total interest expense	$7,051	$7,000	$12,220	$13,393	$14,327
Net interest income	$77,943	$80,446	$77,181	$77,183	$78,054
Provision for loan losses	3,261	18,840	29,640	6,004	6,324
Net interest income after provision for loan losses	$74,682	$61,606	$47,541	$71,179	$71,730
Noninterest income
Service charges on deposit accounts	$3,087	$2,529	$3,997	$4,361	$4,330
ATM and debit card fees	7,194	6,136	5,854	5,935	6,277
Retirement plan administration fees	9,685	9,214	7,941	7,218	7,600
Wealth management[4]	7,695	6,823	7,273	7,085	7,630
Insurance[4]	3,742	3,292	4,269	3,479	4,000
Bank owned life insurance income	1,255	1,381	1,374	1,236	1,556
Net securities gains (losses)	84	180	(812)	189	4,036
Other	4,985	5,456	5,527	6,738	4,291
Total noninterest income	$37,727	$35,011	$35,423	$36,241	$39,720
Noninterest expense
Salaries and employee benefits	$40,451	$39,717	$40,750	$39,592	$39,352
Occupancy	5,294	5,065	5,995	5,653	5,335
Data processing and communications	4,058	4,079	4,233	4,719	4,492
Professional fees and outside services	3,394	3,403	3,897	4,223	3,535
Equipment	5,073	4,779	4,642	4,821	4,487
Office supplies and postage	1,530	1,455	1,636	1,744	1,667
FDIC expense (credit)	645	993	311	-	(20)
Advertising	530	322	609	952	677
Amortization of intangible assets	856	883	834	844	874
Loan collection and other real estate owned, net	620	728	1,017	1,436	976
Other	3,857	3,916	6,957	6,310	8,374
Total noninterest expense	$66,308	$65,340	$70,881	$70,294	$69,749
Income before income tax expense	$46,101	$31,277	$12,083	$37,126	$41,701
Income tax expense	10,988	6,564	1,715	8,166	9,322
Net income	$35,113	$24,713	$10,368	$28,960	$32,379
Earnings Per Share
Basic	$0.80	$0.57	$0.24	$0.66	$0.74
Diluted	$0.80	$0.56	$0.23	$0.66	$0.73

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q3 - 2020		Q2 - 2020		Q1 - 2020		Q4 - 2019		Q3 - 2019
Assets
Short-term interest bearing accounts	$477,946	0.11%	$380,260	0.10%	$74,695	1.28%	$51,613	2.43%	$57,530	1.95%
Securities available for sale1 5	1,137,604	1.96%	985,561	2.29%	962,527	2.40%	942,302	2.37%	940,256	2.41%
Securities held to maturity1 5	621,812	2.56%	613,899	2.75%	622,398	2.81%	651,305	2.73%	698,617	2.77%
Investment in FRB and FHLB Banks	29,720	7.08%	36,604	6.09%	39,784	5.97%	37,842	6.37%	40,525	7.04%
Loans1 6	7,559,218	3.95%	7,589,032	4.10%	7,163,114	4.42%	7,055,288	4.49%	6,987,476	4.61%
Total interest earning assets	$9,826,300	3.45%	$9,605,356	3.68%	$8,862,518	4.07%	$8,738,350	4.13%	$8,724,404	4.22%
Other assets	967,194		961,807		885,570		861,909		852,616
Total assets	$10,793,494		$10,567,163		$9,748,088		$9,600,259		$9,577,020

Liabilities and stockholders' equity
Money market deposit accounts	$2,364,606	0.28%	$2,360,407	0.29%	$2,101,306	1.00%	$2,057,678	1.16%	$2,015,297	1.24%
NOW deposit accounts	1,207,064	0.05%	1,167,486	0.04%	1,086,205	0.10%	1,064,193	0.13%	1,056,001	0.13%
Savings deposits	1,447,021	0.05%	1,383,495	0.05%	1,276,285	0.06%	1,251,432	0.06%	1,274,793	0.06%
Time deposits	684,708	1.31%	760,803	1.48%	842,989	1.62%	853,353	1.69%	893,837	1.75%
Total interest bearing deposits	$5,703,399	0.30%	$5,672,191	0.34%	$5,306,785	0.69%	$5,226,656	0.77%	$5,239,928	0.81%
Short-term borrowings	277,890	0.64%	427,004	0.92%	533,516	1.35%	475,332	1.42%	490,694	1.61%
Long-term debt	64,137	2.47%	64,165	2.46%	64,194	2.46%	81,613	2.35%	84,250	2.35%
Subordinated debt, net	97,934	5.59%	8,633	5.96%	-	-	-	-	-	-
Junior subordinated debt	101,196	2.22%	101,196	2.76%	101,196	3.68%	101,196	4.00%	101,196	4.29%
Total interest bearing liabilities	$6,244,556	0.45%	$6,273,189	0.45%	$6,005,691	0.82%	$5,884,797	0.90%	$5,916,068	0.96%
Demand deposits	3,111,617		2,887,545		2,398,307		2,406,563		2,389,617
Other liabilities	282,265		271,635		214,495		199,674		185,374
Stockholders' equity	1,155,056		1,134,794		1,129,595		1,109,225		1,085,961
Total liabilities and stockholders' equity	$10,793,494		$10,567,163		$9,748,088		$9,600,259		$9,577,020

Interest rate spread		3.00%		3.23%		3.25%		3.23%		3.26%
Net interest margin (FTE)[1]		3.17%		3.38%		3.52%		3.52%		3.57%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Nine Months Ended September 30,	2020			2019
Assets
Short-term interest bearing accounts	$311,577	$464	0.20%	$30,970	$457	1.97%
Securities available for sale1 5	1,028,962	16,956	2.20%	968,517	17,695	2.44%
Securities held to maturity1 5	619,379	12,562	2.71%	750,305	15,921	2.84%
Investment in FRB and FHLB Banks	35,349	1,674	6.33%	45,254	2,271	6.71%
Loans1 6	7,437,566	231,168	4.15%	6,944,518	241,932	4.66%
Total interest earning assets	$9,432,833	$262,824	3.72%	$8,739,564	$278,276	4.26%
Other assets	938,296			821,859
Total assets	$10,371,129			$9,561,423

Liabilities and stockholders' equity
Money market deposit accounts	$2,275,765	$8,646	0.51%	$1,912,572	$16,255	1.14%
NOW deposit accounts	1,153,780	548	0.06%	1,105,919	1,157	0.14%
Savings deposits	1,369,219	553	0.05%	1,269,723	550	0.06%
Time deposits	762,548	8,436	1.48%	929,819	11,843	1.70%
Total interest bearing deposits	$5,561,312	$18,183	0.44%	$5,218,033	$29,805	0.76%
Short-term borrowings	412,312	3,215	1.04%	607,155	7,986	1.76%
Long-term debt	64,165	1,184	2.46%	80,162	1,391	2.32%
Subordinated debt, net	35,750	1,503	5.62%	-	-	-
Junior subordinated debt	101,196	2,186	2.89%	101,196	3,404	4.50%
Total interest bearing liabilities	$6,174,735	$26,271	0.57%	$6,006,546	$42,586	0.95%
Demand deposits	2,800,297			2,332,965
Other liabilities	256,226			166,537
Stockholders' equity	1,139,871			1,055,375
Total liabilities and stockholders' equity	$10,371,129			$9,561,423
Net interest income (FTE)[1]		$236,553			$235,690
Interest rate spread			3.15%			3.31%
Net interest margin (FTE)[1]			3.35%			3.61%
Taxable equivalent adjustment		$983			$1,318
Net interest income		$235,570			$234,372

NBT Bancorp Inc. and Subsidiaries
Consolidated Loan Balances
(unaudited, dollars in thousands)

The following table presents loans by line of business, paycheck protection program loans includes $11.3 million and $14.6 million in unamortized fees as of September 30, 2020 and June 30, 2020 respectively.

	2020			2019
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Commercial	$1,297,408	$1,318,806	$1,338,609	$1,302,209	$1,317,649
Commercial real estate	2,281,843	2,256,580	2,242,139	2,142,057	2,033,552
Paycheck protection program	514,558	510,097	-	-	-
Residential real estate mortgages	1,448,530	1,460,058	1,446,676	1,445,156	1,416,920
Indirect auto	989,369	1,091,889	1,184,888	1,193,635	1,195,783
Specialty lending	566,973	515,618	539,378	542,063	528,505
Home equity	404,346	415,528	431,536	444,082	452,535
Other consumer	57,616	59,415	64,157	66,896	68,865
Total loans	$7,560,643	$7,627,991	$7,247,383	$7,136,098	$7,013,809

The following table provide loans as a percentage of total loans in industries vulnerable to the COVID-19 pandemic as of September 30, 2020:

Industry	% of Total Loans
Accommodations	2.5%
Healthcare services and practices	2.1%
Restaurants and entertainment	1.9%
Retailers	1.7%
Automotive	1.3%
Total	9.5%

Allowance for Loan Losses as a Percentage of Loans by Segment7:

	Incurred	CECL
	12/31/2019	1/1/2020	3/31/2020	6/30/2020*	9/30/2020*
Commercial & industrial	0.96%	0.98%	1.43%	1.25%	1.34%
Commercial real estate	1.02%	0.74%	1.10%	1.56%	1.57%
Paycheck protection program	0.00%	0.00%	0.00%	0.01%	0.01%
Residential real estate	0.27%	0.83%	0.99%	1.13%	1.21%
Auto	0.83%	0.78%	1.08%	0.99%	0.92%
Other consumer	3.74%	3.66%	4.00%	5.01%	4.66%
Total	1.02%	1.07%	1.38%	1.49%	1.51%

* Excluding PPP loans and related allowance, total allowance to loans was 1.59% and 1.62% as of June 30, 2020 and September 30, 2020 respectively.

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Pre-provision net revenue ("PPNR")	2020			2019
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Income before income tax expense	$46,101	$31,277	$12,083	$37,126	$41,701
FTE adjustment	325	329	329	349	374
Provision for loan losses	3,261	18,840	29,640	6,004	6,324
Net securities (gains) losses	(84)	(180)	812	(189)	(4,036)
Nonrecurring expense	-	650	-	-	3,800
Unfunded loan commitments reserve	-	(200)	2,000	-	-
PPNR	$49,603	$50,716	$44,864	$43,290	$48,163

Average Assets	$10,793,494	$10,567,163	$9,748,088	$9,600,259	$9,577,020

Return on Average Assets[3]	1.29%	0.94%	0.43%	1.20%	1.34%
PPNR Return on Average Assets[3]	1.83%	1.93%	1.85%	1.79%	2.00%

PPNR is a Non-GAAP financial measure that management believes is useful in evaluating the underlying operating results of the Company excluding the volatility in loan loss provision due to CECL adoption and the impact of the COVID-19 pandemic, net securities gains (losses) and non-recurring income and/or expense.

FTE Adjustment	2020			2019
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Net interest income	$77,943	$80,446	$77,181	$77,183	$78,054
Add: FTE adjustment	325	329	329	349	374
Net interest income (FTE)	$78,268	$80,775	$77,510	$77,532	$78,428
Average earning assets	$9,826,300	$9,605,356	$8,862,518	$8,738,350	$8,724,404
Net interest margin (FTE)[3]	3.17%	3.38%	3.52%	3.52%	3.57%

	9 Months ended September 30,
	2020	2019
Net interest income	$235,570	$234,372
Add: FTE adjustment	983	1,318
Net interest income (FTE)	$236,553	$235,690
Average earning assets	$9,432,833	$8,739,564
Net interest margin (FTE)[3]	3.35%	3.61%

Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

Tangible equity to tangible assets	2020			2019
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Total equity	$1,166,111	$1,142,652	$1,112,179	$1,120,397	$1,098,601
Intangible assets	293,098	293,954	285,955	286,789	287,633
Total assets	$10,850,212	$10,847,184	$9,953,543	$9,715,925	$9,661,386
Tangible equity to tangible assets	8.27%	8.04%	8.55%	8.84%	8.65%

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Return on average tangible common equity	2020			2019
	3rd Q	2nd Q	1st Q	4th Q	3rd Q
Net income	$35,113	$24,713	$10,368	$28,960	$32,379
Amortization of intangible assets (net of tax)	642	662	626	633	656
Net income, excluding intangibles amortization	$35,755	$25,375	$10,994	$29,593	$33,035

Average stockholders' equity	$1,155,056	$1,134,794	$1,129,595	$1,109,225	$1,085,961
Less: average goodwill and other intangibles	293,572	294,423	286,400	287,268	288,077
Average tangible common equity	$861,484	$840,371	$843,195	$821,957	$797,884
Return on average tangible common equity[3]	16.51%	12.14%	5.24%	14.28%	16.43%

	9 Months ended September 30,
	2020	2019
Net income	$70,194	$92,061
Amortization of intangible assets (net of tax)	1,930	2,051
Net income, excluding intangibles amortization	$72,124	$94,112

Average stockholders' equity	$1,139,871	$1,055,375
Less: average goodwill and other intangibles	291,472	288,967
Average tangible common equity	$848,399	$766,408
Return on average tangible common equity[3]	11.36%	16.42%

[2]	Non-GAAP measure - Stockholders' equity less goodwill and intangible assets divided by common shares outstanding.
[3]	Annualized.
[4]	Other financial services revenue previously disclosed and included with Insurance income has been reclassified and combined with Trust income and is disclosed as Wealth management income.
[5]	Securities are shown at average amortized cost.
[6]	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.
[7]
The allowance for loan losses for December 31, 2019 was calculated based on the incurred losses methodology and beginning January 1, 2020, it was based on the CECL methodology. The risk-based pooling of loans (segments) for incurred and CECL are not consistent. For illustrative purposes only, the loans and related incurred allowance at December 31, 2019 were grouped to conform with the CECL methodology.